Exhibit 99.3 1Q20 Financial Results April 22, 2020 ©2020 DISCOVER FINANCIAL SERVICES

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which is filed with the SEC and available at the SEC's website (www.sec.gov) and subsequent reports on Forms 8-K and 10-Q, including the Company's Current Report on Form 8-K filed today with the SEC. The Company does not undertake to update or revise forward-looking statements as more information becomes available. 2

1Q20 Highlights • Recognizing COVID-19 impacts, mobilized quickly to support customers and employees while continuing to provide best in class customer service • COVID-19 pandemic resulted in significant slowdown in sales volume toward the end of the quarter; 1Q20 sales volume up 3%, total loans up 5% • Taking actions to mitigate losses related to COVID-19 ◦ Tightened underwriting strategies for new accounts ◦ Pulled back on balance transfer offers ◦ Tightened credit line management ◦ Implementing $400MM of planned expenses reductions this year • Suspended share repurchase program to preserve capital • Managing liquidity prudently ◦ Total liquidity of $60.1Bn ▪ $19.4Bn cash and liquid investments; $23.3Bn as of April 20th ▪ $40.7Bn in undrawn credit facilities ◦ Strong and diversified funding model • 1Q20 Net loss of $61MM; diluted EPS of $(0.25) Note(s) All comparisons stated on a year-over-year basis 3 TAken Stronin

1Q20 Summary Financial Results Year-Over-Year Net Income/(Loss) & EPS ($MM, except EPS) $726 $93 $32 $221 $(61) $(998) $(135) 1Q19 Net Total Provision for Operating Income Tax/ 1Q20 Net Interest Non-Interest Credit Losses Expense Capital Action Net Income Income Income Loss 1Q20 $ 2,398 $ 490 $ 1,807 $ 1,159 $ (17) 1Q19 $ 2,305 $ 458 $ 809 $ 1,024 $ 204 B/(W) $ 93 $ 32 $ (998) $ (135) $ 221 EPS $ 2.15 $ 0.22 $ 0.08 $ (2.38) $ (0.32) $ — $ (0.25) Highlights • Revenue net of interest expense was $2.9Bn, up 5%, driven by higher net interest income and pre-tax gain on the sale of a portion of an equity investment • Net interest margin on loans was 10.21% down 25 bps as lower loan yields were partially offset by lower funding costs driven by recent prime rate decreases • Provision for credit losses increased $998MM reflecting a higher reserve build primarily due to changes in the macroeconomic outlook, and higher net charge-offs • Expenses rose $135MM, or 13%, driven by higher compensation expense; investments in brand awareness and technology; and higher professional fees related to achieving a higher level of recoveries • Net loss of $61MM; diluted EPS of $(0.25) 4

1Q20 Key Credit Metrics Change Highlights 1Q19 4Q19 1Q20 QOQ YOY Credit Card Loans • Credit trends remained Ending Loan Balance ($MM) $70,789 $77,181 $73,811 (4.4)% 4.3% stable through 1Q20 Net Principal Charge-off Rate 3.50% 3.41% 3.65% 24 bps 15 bps 30-Day Delinquency Rate 2.45% 2.62% 2.62% 0 bps 17 bps Private Student Loans • Credit card net charge-offs Ending Loan Balance ($MM) $9,602 $9,653 $9,957 3.1% 3.7% up 15bps YOY primarily due Net Principal Charge-off Rate 0.66% 1.02% 0.68% (34) bps 2 bps to seasoning of loan growth 30-Day Delinquency Rate (1) 1.76% 1.72% 1.64% (8) bps (12) bps Personal Loans • Stable credit performance in Ending Loan Balance ($MM) $7,428 $7,687 $7,651 (0.5)% 3.0% student and personal loan Net Principal Charge-off Rate 4.53% 4.26% 3.59% (67) bps (94) bps portfolios 30-Day Delinquency Rate 1.51% 1.37% 1.31% (6) bps (20) bps Total Loans Ending Loan Balance ($MM) $88,743 $95,894 $92,963 (3.1)% 4.8% Net Principal Charge-off Rate 3.25% 3.19% 3.27% 8 bps 2 bps 30-Day Delinquency Rate (1) 2.28% 2.40% 2.38% (2) bps 10 bps Note(s) 1. 30-Day Delinquency Rate excludes purchased loans 5

Allowance for Credit Losses Student Personal ($MM) Credit Card Loans Loans Other Total Loans Balance at December 31, 2019(1) $2,883 $148 $348 $4 $3,383 Reserve rate(1) 3.74% 1.53% 4.53% N/A 3.53% CECL ("day-one") adjustment(2) 1,667 505 265 24 2,461 Balance at January 1, 2020 4,550 653 613 28 5,844 Reserve rate after CECL ("day-one") adjustment(2) 5.90% 6.76% 7.97% N/A 6.09% Provision for credit losses(3) 1,439 129 263 7 1,838 Net Charge-offs (683) (17) (69) — (769) Balance at March 31, 2020 $5,306 $765 $807 $35 $6,913 Reserve rate 7.19% 7.68% 10.55% N/A 7.44% Note(s) 1. Prior to adoption of CECL (ASU No. 2016-3) on January 1, 2020, credit losses were estimated using the incurred loss approach 2. Represents the adjustment to allowance for credit losses as a result of adoption of CECL (ASU No. 2016-3) on January 1, 2020 3. Excludes $31MM release of the liability for expected credit losses on unfunded commitments for the three months ended March 31, 2020 as the liability is recorded in accrued expenses and other liabilities 6

Capital and Funding Capital Trends Funding Trends ($Bn, Average Balance) 94.2 94.5 94.4 96.0 97.9 11.9 11.8 11.6 10.7 10.9 11.0 11.5 11.4 11.5 11.4 11.4 11.3 14.1 11.1 11.2 15.9 15.2 13.7 13.6 16.8 19.1 17.9 21.8 20.2 120 118 109 53.0 55.2 99 45.8 48.2 50.5 93 88 82 79 77 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Common Equity Tier 1 Payout Ratio(2) (%) Direct to Consumer Deposits (1) Securitized Borrowings (CET1) Capital Ratio(1) (%) Brokered & Other Deposits Other Borrowings 1Q19 2Q19 3Q19 4Q19 1Q20 Note(s) (1) Direct to Consumer Deposits 49% 51% 53% 55% 56% 1. Common Equity Tier 1 Capital Ratio (Basel III Transition) 2. Payout Ratio is displayed on a trailing twelve month basis. This represents the trailing Brokered & Other Deposits 23% 21% 20% 19% 17% twelve months’ Capital Return to Common Stockholders divided by the trailing twelve Securitized Borrowings 17% 16% 15% 14% 15% months’ Net Income Allocated to Common Stockholders Other Borrowings 11% 12% 12% 12% 12% Note(s) 1. Includes Affinity relationships 7

DISCOVER | Sales Volume Categories[1]

	FY19 % of Total Sales	YOY Growth 1Q20	YOY Growth MTD April [2]
Gas	6%	—%	(60)%
Groceries	9%	14%	16%
Other Everyday	7%	9%	(10)%
Total Everyday	**22%**	**10%**	**(14)%**
Retail	35%	6%	(11)%
Restaurants	8%	(2)%	(60)%
Services	19%	(1)%	(41)%
Travel	8%	(20)%	(99)%
Other	8%	3%	(20)%
Total Discretionary	**78%**	**—%**	**(33)%**
Total Sales Volume (Day Adj.)	**100%**	**2%**	**(29)%**
Total Sales Volume (Reported)	**100%**	**3%**	**N/A**

Category Definitions
- Other Everyday includes discount stores, drug stores, and wholesale clubs
- Services includes entertainment, auto, education, medical, and other service providers
- Other includes telecommunication, utilities, insurance, financial services and government

Note(s)
1. Sales volume trends are reported on a day-adjusted basis
2. MTD April through April 19th

Comments

- 1Q20 sales volume decelerated due to a significant drop in sales in the second half of March
- Total Everyday spend increased 10% from prior year in response to COVID-19 with groceries driving the increase
- 1Q20 discretionary spend flat driven by significant reduction during the second half of March
- Future trends dependent upon pace of economic recovery

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Skip-a-Payment Programs Total Portfolio Balance(1) Weekly Credit Card Balance ($MM) • Handled over 600k COVID-19 related contacts 800 • Enrolled $3.8Bn balances 700 $673 ◦ Credit card: $2.4Bn ◦ Student loans: $846MM 600 $578 ◦ Personal loans: $516MM $483 ◦ Home loans: $22MM 500 $368 • Enrolled 454k total Discover 400 $340 accounts ◦ Credit card: 1.6% of gross 300 active accounts ◦ Student loans: 6.6% of 200 accounts(2) ◦ Personal loans: 5.7% of 100 accounts ◦ Home loans: 1.6% of accounts 0 3/16 - 3/22 3/23 - 3/29 3/30 - 4/5 4/6 - 4/12 4/13 - 4/19 Note(s) 1. Card enrollments as of April 19, 2020; Student, Personal, and Home Loan data as of April 17, 2020 2. Student loan accounts requiring payment; repay, interest only, and immediate repay 9

Appendix

1Q20 Loan Growth ($Bn) Total Card YOY YOY Highlights +5% +4% $95.9 $92.5 $93.0 $77.2 • Card receivables reflect $88.7 $90.2 $74.0 $73.8 significant drop in spending in $72.4 $70.8 March. Growth was driven by high APR standard merchandise balances 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 • Organic Student Loan growth remained in line with Organic Student Personal expectations and reflects YOY YOY benefits of investments in + 9% +3% brand awareness $8.8 $8.4 $8.4 $8.1 $7.9 $7.7 $7.7 $7.4 $7.4 $7.6 • Personal Loan growth modestly above expectations 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 11

1Q20 Payments Volume ($Bn) Discover Network PULSE YOY YOY Highlights +3% +4% $50.0 $49.2 • Discover Network volume $47.1 $47.4 $47.5 $40.6 $38.7 growth of 3%; deceleration in- $37.9 line with slowdown in $35.2 $34.1 Discover Card sales volume • PULSE volume up 4% driven 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 by incremental volume from new and existing issuers and acquirers Diners (1) Network Partners YOY YOY • Diners Club volume down 7% +23% +(7)% from the prior year $8.5 $8.4 $8.8 $8.3 $7.1 $7.7 $6.7 $7.0 • 23% increase in Network $5.7 $6.0 Partners volume driven primarily by AribaPay 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Total Network Volume up 4% YOY Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment 12

DISCOVER | 1Q20 Revenue

($MM)	1Q20	1Q19	Inc / (Dec) $	Inc / (Dec) %
Interest Income	$2,982	$2,937	$45	2%
Interest Expense	584	632	(48)	(8%)
Net Interest Income	2,398	2,305	93	4%
Discount/Interchange Revenue	694	677	17	3%
Rewards Cost	478	446	32	7%
Net Discount/Interchange Revenue	216	231	(15)	(6%)
Protection Products Revenue	47	49	(2)	(4%)
Loan Fee Income	119	104	15	14%
Transaction Processing Revenue	44	46	(2)	(4%)
Other Income	64	28	36	129%
Total Non-Interest Income	490	458	32	7%
Revenue Net of Interest Expense	$2,888	$2,763	$125	5%

	1Q20	1Q19	Change QOQ	Change YOY
Discover Card Sales Volume ($MM)	$33,988	$32,899	(13)%	3 %
Rewards Rate [(1)]	1.40%	1.35%	8bps	5bps
NIM on Loans	10.21%	10.46%	-8bps	-25bps

Note(s)
1. Rewards cost divided by Discover card sales volume

Highlights

- 4% increase in net interest income driven by higher average loan balances, partially offset by NIM compression
- Net discount and interchange revenue was down 6% driven by higher rewards cost
- Higher loan fee income reflects increased late fees driven by more instances and pricing adjustments
- Other Income up $36MM, driven by a one-time gain on the sale of an equity investment
- Rewards rate was up 5bps YOY reflecting strong engagement in rotating 5% category (grocery, Walgreens and CVS)

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DISCOVER | 1Q20 Net Interest Margin Drivers

Interest-Earning Assets ($MM)	1Q20 Average Balance	1Q20 Yield	1Q19 Average Balance	1Q19 Yield
Credit Card	$75,337	12.90%	$71,363	13.42%
Private Student	9,992	8.24%	9,654	8.63%
Personal	7,704	13.27%	7,468	12.86%
Other	1,468	6.73%	868	6.85%
Total Loans	94,501	12.34%	89,353	12.79%
Other Interest-Earning Assets	18,604	1.78%	19,221	2.50%
Total Interest-Earning Assets	$113,105	10.60%	$108,574	10.97%

Interest-Bearing Liabilities ($MM)	1Q20 Average Balance	1Q20 Rate	1Q19 Average Balance	1Q19 Rate
Direct to Consumer Deposits [1]	$55,222	1.90%	$45,841	2.15%
Brokered Deposits and Other	16,756	2.71%	21,799	2.67%
Interest Bearing Deposits	71,978	2.09%	67,640	2.32%
Borrowings	25,878	3.27%	26,577	3.76%
Total Interest-Bearing Liabilities	$97,856	2.40%	$94,217	2.72%

(%)	1Q20	Change QOQ	Change YOY
Total Interest Yield on Loans	12.34%	-18bps	-45bps
NIM on Loans	10.21%	-8bps	-25bps
NIM on Interest-Earning Assets	8.53%	-13bps	-8bps

Highlights

- Credit card yield of 12.90% was down 52 bps primarily driven by recent prime rate decreases partially offset by favorable revolve rate and BT fees
- Average consumer deposits of $55Bn grew 20% and composed 56% of total funding
- The rate on average interest-bearing liabilities was 2.40%, down 32bps from prior year, primarily driven by lower market rates
- Net interest margin on loans was 10.21% down 25 bps as lower loan yields were partially offset by lower funding costs

Note(s)
1. Includes Affinity relationships

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1Q20 Operating Expense Year-Over-Year Expense ($MM) Highlights • Employee compensation up due to $26 $16 $1,024 $42 $36 $15 $1,159 higher average salaries and headcount • Marketing increased as a result of higher investment in brand 1Q19 Employee Marketing Info Prof All 1Q20 awareness and consideration Expense Comp Process Fees Other Expense • Information Processing up driven Inc / (Dec) ($MM) 1Q20 1Q19 $ % by investments in technology Employee Compensation and Benefits $467 $425 $42 10% capabilities and infrastructure Marketing and Business Development 231 195 36 18% Information Processing & Communications 114 99 15 15% Professional Fees 193 167 26 16% Premises and Equipment 30 28 2 7% • Professional fees up primarily Other Expense 124 110 14 13% related to achieving a higher level Total Operating Expense $1,159 $1,024 $135 13% of recoveries Operating Efficiency(1) 40.1% 37.1% (300) bps Note(s) 1. Defined as reported total operating expense divided by revenue net of interest expense 15

DISCOVER | Credit Performance Trends

Total Company Loans


2.85
3.09
3.11
2.97
3.08
3.25
3.22
3.05
3.19
3.27
2.20
2.23
2.08
2.22
2.31
2.28
2.18
2.32
2.40
2.38
4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20
NCO rate (%)
30+ day DQ rate ex-purchased loans (%)

Credit Card Loans


3.03
3.32
3.34
3.14
3.23
3.50
3.49
3.32
3.41
3.65
2.28
2.33
2.16
2.32
2.43
2.45
2.34
2.50
2.62
2.62
4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20
NCO rate (%)
30+ day DQ rate (%)

Private Student Loans


2.35
2.25
2.10
2.13
2.00
1.76
1.67
1.78
1.72
1.64
1.03
0.92
0.92
0.96
0.86
0.66
0.61
0.59
1.02
0.68
4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20
NCO rate (%)
30+ day DQ rate ex-purchased loans (%)

Personal Loans


3.62
4.03
3.97
4.09
4.49
4.53
4.33
3.99
4.26
3.59
1.40
1.37
1.42
1.57
1.60
1.51
1.49
1.49
1.37
1.31
4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20
NCO rate (%)
30+ day DQ rate (%)

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